EXHIBIT 99.1

SETTLEMENT AGREEMENT AND GENERAL RELEASE

This Settlement Agreement and General Release (this “Settlement Agreement”) is entered into as of this 6th day of July, 2005 (the “Effective Date”), by and between (i) QUADRAMED CORPORATION (hereinafter referred to as “QuadraMed”) and (ii) JAMES D. DURHAM (hereinafter referred to as “Durham”). QuadraMed and Durham shall be individually referred to as a “Party” and collectively referred to as the “Parties.”

RECITALS:

R-1. QuadraMed is a corporation organized and existing under the laws of the State of Delaware with its headquarters located at 12110 Sunset Hills Road, Suite 600, Reston, Virginia 20190. Durham is a former president and chief executive officer of QuadraMed whose residence is located at 25 Highland Park Village, #100-767, Dallas, Texas 75205.

R-2. In or about January 2000 QuadraMed adopted that certain Supplemental Executive Retirement Plan (the “SERP”) in order to provide supplemental retirement benefits to QuadraMed executives, all as more fully set forth in the SERP. Durham was selected to participate in the SERP. On or about June 12, 2000, Durham and QuadraMed entered into that certain Separation Agreement (the “Separation Agreement”) in order to terminate Durham’s then existing Employment Agreement and to provide for a change in Durham’s employment relationship with QuadraMed, all as more fully set forth in the Separation Agreement. On July 31, 2001, Durham and QuadraMed entered into that certain Amendment of Separation Agreement (the “Amendment”) in order to provide for Durham’s resignation from QuadraMed’s board of directors, all as more fully set forth in the Amendment. The SERP, Separation

Agreement and Amendment shall be collectively referred to as the “Employment Related Contracts.” Copies of the Employment Related Contracts are attached hereto as Exhibit A.

R-3. On or about November 5, 1998, QuadraMed, El Roskovensky (as Trustee of The James Dean Durham Irrevocable Insurance Trust, dated October 24, 1996 (the “Trust”)) and Durham entered into that certain Split-Dollar Insurance Agreement (the “SDI Agreement”) in order to provide for the purchase of a life insurance policy providing for a death benefit of $10 million on Durham’s life issued by The John Hancock Variable Life Insurance Company (the “Insurer”) (Policy No. 50686001) (the “Policy”), all as more fully set forth in the SDI Agreement. On or about November 5, 1998, the Trust and QuadraMed entered into that certain Assignment of Life Insurance Policy as Collateral (the “SDI Assignment”) in order to secure the repayment to QuadraMed of the premiums it paid to purchase the Policy, all as more fully set forth in the Assignment. Pursuant to the SDI Agreement, QuadraMed advanced the following payments for the Policy: $510,566 (1988), $509,966 (1999), $509,366 (2000), $508,766 (2001), $516,066 (2002). True and correct copies of the SDI Agreement and the SDI Assignment are attached hereto as Exhibit B.

R-4. Disputes arose between the Parties over their respective rights and obligations under the Employment Related Contracts which culminated in the filing of a lawsuit (the “Lawsuit”) by Durham against QuadraMed in the Superior Court of the State of California in and for the County of Marin captioned James D. Durham v. QuadraMed Corporation, et al. (Case No. CV 035986) which was removed to the United States District Court for the Northern District of California – Oakland Division (Case No. C-04-0429 CW). On or about May 6, 2005, judgment (the “Judgment”) was entered in the Lawsuit for Durham against QuadraMed in the amount of $5,067,129.82, with interest as provided by 28 U.S.C. 1961, all as more fully set forth in the Judgment. A true and correct copy of the Judgment is attached hereto as Exhibit C.

R-5. Disputes have also arisen between the Parties over their respective rights and obligations under the SDI Agreement, the SDI Assignment and the Policy.

R-6. The Parties, in order to avoid further expense and inconvenience in connection with the prosecution and defense of an appeal of the entry of the Judgment and the resolution of the pending disputes over the SDI Agreement, the SDI Assignment and the Policy, desire to compromise and settle all of the claims of each Party against the other on the terms set forth in this Settlement Agreement, without any admission of any liability or culpability whatsoever on the part of either Party.

R-7. Each Party represents to the other that at no time has that Party assigned or transferred to anyone any claim or cause of action, either asserted or unasserted, which that Party has or might have asserted against the other Party or any of the other Party’s agents or employees.

TERMS

NOW, THEREFORE, in consideration of these presents, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, each of them intending to be legally bound by this Settlement Agreement, do hereby agree as follows:

1. Recitals. The foregoing Recitals are incorporated by reference as if fully set forth herein.

2. Payment by QuadraMed. QuadraMed shall pay the principal sum of $5,007,127.40 to Durham in complete and final discharge and satisfaction of the Judgment, payable as follows:

(a)	Contemporaneously with the complete execution of this Settlement Agreement by QuadraMed and Durham, QuadraMed shall pay to Durham the sum of $3,600,000.00 by wire transfer to an account to be designated in writing by Durham;

(b)	Contemporaneously with the complete execution of this Agreement by QuadraMed and Durham, QuadraMed shall pay to Durham the sum of $7,127.40, representing the remaining portion of the insurance reimbursement which QuadraMed received on Durham’s behalf, by wire transfer to an account designated in writing by Durham; and

(c)	Contemporaneously with the execution of this Agreement, QuadraMed shall execute a promissory note payable to Durham in the initial principal amount of $1,400,000.00 in a form identical to the specimen attached hereto as Exhibit D (the “Note”). The terms of the Note are expressly incorporated into this Settlement Agreement as if set forth fully herein.

(d)	QuadraMed’s obligation to repay the Note shall be secured by a first priority security interest into all of QuadraMed’s right, title and interest in the Policy as evidenced by the SDI Agreement and the SDI Assignment pursuant to the terms of that certain Security Agreement attached hereto as Exhibit E (the “Security Agreement”). The terms of the Security Agreement are expressly incorporated in this Settlement Agreement as if and fully set forth herein.

3. Survival of Certain Contractual Obligations. The Parties acknowledge and agree that

(a)	their respective rights and obligations under the SDI Agreement, the SDI Assignment, the Separation Agreement, the Amendment and the Policy shall survive the execution of this Agreement, in accordance with their respective terms and provisions and as amended hereby; provided, however, that QuadraMed hereby covenants that it will forbear from exercising any right it may have to terminate the SDI Agreement pursuant to paragraph 6 thereof or otherwise and QuadraMed agrees that it irrevocably waives any right under the SDI Agreement and/or SDI Assignment to voluntarily or involuntarily terminate the SDI Agreement, to surrender the Policy, or to take any action inconsistent with the timely repayment of the Note pursuant to the terms of the Note and this Agreement without the express written consent of Durham.

(b)

QuadraMed is entitled under the SDI Agreement to be repaid from the cash value of the Policy the total amount of the premiums it paid under the Policy and has assigned a security interest in a portion of those rights to Durham above, with such repayment to be made on that date which is the earlier of (i) the date on which the proceeds of the Policy become payable by reason of Durham’s death or (ii) in five (5) equal annual installments, beginning on the later of January 1, 2009 or January 1st of the year in which such repayment can be made without diminishing the $10,000,000 net death benefit payable under the Policy, determined by an annual assessment on December 15 of each year beginning in 2008. This annual assessment shall be made by the firm Sitzmann Morris Lavis, Inc. and shall be conducted using John Hancock Life illustration software to determine whether the Policy cash values are sufficient to withdraw at that time an annual installment of $510,946 under the following conditions: (i) a determination that no future premiums will be paid; (ii) a gross investment growth rate projection of 8%, and (iii) a requirement that the $10,000,000 net death benefit be maintained until Durham reaches his 90th birthday. The Parties hereby agree that if they are unable, after negotiating in good faith, to agree as to whether repayment to QuadraMed of premiums paid under the Policy may by made without diminishing the amount of the death benefit payable under the Policy as contemplated by Section 3(b) hereof, the Parties shall submit such issue to Sitzmann Morris & Lavis, Inc. for determination, which determination shall be conclusive and binding on the Parties.

(c)	QuadraMed’s right to receive repayment of the total amount of the premiums it paid under the Policy shall be reduced on a dollar-for-dollar basis by the amount of all payments under the Note made by the Insurer directly to Durham in accordance with the terms of this Settlement Agreement and remains collateralized and otherwise secured by the Policy pursuant to the terms of the SDI Agreement and the SDI Assignment, as amended hereby; provided, however, that QuadraMed’s rights in the Policy pursuant to the SDI Agreement and the SDI Assignment shall be subordinate in all respects to Durham’s rights under the Security Agreement and QuadraMed shall not be entitled to receive payment of any premiums paid under the Policy until the Note is paid in full.

(d)	QuadraMed’s obligations under the Note described in Section 2(c), and Durham’s rights to payment of the Note shall be secured by a first priority security interest in QuadraMed’s rights under the Policy, the SDI Agreement and the SDI Assignment as set forth in the Security Agreement and shall paid directly to Durham by the Insurer, in the amounts, and in strict accordance with the payment schedule, set forth in the Note, pursuant to the terms of the Note and Security Agreement, and all excess amounts shall be paid by the Insurer directly to QuadraMed; and

(e)	QuadraMed agrees that, except with the express written consent of Durham, QuadraMed will not (i) surrender the Policy or receive the surrender value thereof at any time provided by the terms of the Policy or at such other times as the Insurer may allow, (ii) take loans or advances on the Policy, either from the Insurer or, at any time, from other person, or to pledge or assign the Policy as security for such loans as security for such loans or advances or for any other purpose whatsoever, or take any action pursuant to the terms of the SDI Agreement or the SDI Assignment (including those set forth in Paragraph C of the SDI Assignment) inconsistent with the terms of this Agreement or the Security Agreement. QuadraMed further agrees that it will not surrender the Policy, receive the surrendered value thereunder, terminate the SDI Agreement or otherwise receive any payment from the Policy or pursuant to the SDI Agreement except in conformity with Section 3 of this Settlement Agreement. QuadraMed hereby directs the Insurer to pay the full amounts due under the Note and the Security Agreement directly to Durham in such amounts and at such times as they become due as set forth above.

(f)

QuadraMed shall use its best efforts to obtain, within 45 days of the Effective Date, the acknowledgement and agreement of both the Insurer and the Trust to the terms and conditions of this Agreement and the amendment of the SDI Agreement and the SDI Assignment evidenced hereby, including, without limitation, the agreement of the Insurer to make direct payments to Durham, by having each of the Insurer and the Trust execute a counterpart of this Settlement Agreement or other documentation reasonably acceptable to Durham. Durham shall cooperate in all reasonable respects in connection with the fulfillment of QuadraMed’s obligations pursuant to this Section 3(f).

        4. Mutual Release. The Parties, for themselves and for their respective agents, employees, members, shareholders, directors, officers, subsidiaries, parents, independent contractors, professional corporations, affiliated entities, attorneys and successors and assigns (collectively, “Affiliates”), do hereby irrevocably and unconditionally release, waive and forever discharge, except as otherwise provided in this Agreement, the other Party, and each of the other Party’s Affiliates, and all other persons liable or who could be claimed to be liable (collectively, “Third Parties”), from and against all manner of charges, complaints, claims, liabilities, obligations, promises, agreements, damages, actions, causes of action, rights, costs, losses and expenses (including attorneys’ fees and costs actually incurred) of any nature whatsoever, whether at law or equity, or mixed, and whether known or unknown, suspected or unsuspected, which either Party, and/or their respective Affiliates, ever had or now have, or claim to have, against the other Party, and/or their respective Affiliates or Third Parties, by reason of, arising from, or on account of, any matter, cause, event, action, failure to act, or thing whatsoever occurring prior to, or contemporaneously with, the date of this Agreement including, without limitation, any and all matters arising from or in any way relating to, whether directly or indirectly, alleged violations of any contracts, express or implied, written or oral, and any claims for fraud, misrepresentation, infliction of emotional distress, breach of fiduciary duty, or any other tort, any alleged violations of any local, state or Federal or other governmental statute, regulation or ordinance including, without limitation, the Employee Retirement Income Security Act of 1974, and any claims arising from, or in any way relating to, Durham’s employment by QuadraMed and the termination of that employment, and the Employment Related Contracts, with the exception, however, that none of the contractual rights and obligations of the Parties under the SDI Agreement (except as expressly amended by this Agreement), the SDI

Assignment (except as expressly amended by this Agreement), the Policy, the Separation Agreement, the Amendment or this Settlement Agreement, Note or Settlement Assignment shall be released. Each Party hereby represents to the other that neither of them, nor anyone acting on their behalf or at their discretion, has filed any complaints, charges, claims, demands or lawsuits with respect to any claim or matter here released (an “Action”) with any governmental agency or any court; that neither Party shall file or pursue any Action at any time hereafter; and that if any such agency or court assumes jurisdiction of any Action, the Party for whose benefit said Action was instituted shall request such agency or court to withdraw the matter. If any such Action is filed by or on behalf of either Party, that Party agrees that he or it shall not seek any relief from the other Party, however that relief might be characterized, whether compensatory, punitive or exemplary damages, injunctive relief, claims for emotional distress or pain and suffering, or claims for attorneys’ fees, reimbursement of expenses or otherwise, on the basis of any such claim. The Parties further acknowledge and agree that all of their respective rights under Section 1542 of the California Civil Code or any similar law of any state or the United States are expressly waived. The Parties acknowledge that Section 1542 of the California Civil Code provides as follows:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS

WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT

TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE

RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY

AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

As a result of the foregoing, this mutual release, except as otherwise provided in this Settlement Agreement, extends to all rights, claims, demands, liabilities, actions, causes of action, damages, losses, costs, expenses and compensation of both Parties or their respective heirs, executors, administrators, agents, affiliates, successors and assigns, whether known or unknown, foreseen or unforeseen, patent or latent, which either Party may currently or in the future possess. The Parties understand and acknowledge the significance of the specific waiver of Section 1542 of the California Civil Code. The Parties fully understand and acknowledge that, in the event the facts underlying the foregoing release are found to be other or different from the facts now understood by the Parties to be true, the Parties expressly accept and assume the risk of the possible differences in facts and agree that the release set forth herein shall remain in full force and effect, notwithstanding any such difference in facts. The Parties are advised that they have the right to and should consult with an attorney before signing this release. The Parties understand that whether or not to do so is their decision, The Parties represent that they have each consulted with an attorney prior to signing this release. The Parties acknowledge that they have read this release, understand it and are voluntarily executing it and that no representations, promises or inducements have been made to either Party except as set forth in this release and Settlement Agreement voluntarily, and that each of them intends to be legally bound by the terms hereof, with full understanding of its consequences. The Parties have read this release carefully. It covers all known and unknown claims.

5. Release of Judgment; Dismissal of Appeal. Durham accepts this Settlement Agreement, along with payment of all sums required to be paid by QuadraMed to Durham hereunder, as full satisfaction of the Judgment. Within five (5) business days following the receipt by Durham of the $3,600,000.00 payment and the $7,127.40 payment respectively described in Sections 2(a) and 2(b) above, Durham shall execute and file in the Lawsuit a Partial Release and Satisfaction of the Judgment (the “Partial Release”) in the amount of $3,607,127.60 in a form identical to the specimen attached hereto as Exhibit F and shall take such other actions as may be reasonably necessary to effect such a partial release and satisfaction of the Judgment.

Durham shall promptly furnish QuadraMed with file stamped copies of the Partial Release and such other documents, if any, which Durham may file in order to effect said partial release and satisfaction of the Judgment. Durham shall have no right to take any action whatsoever to enforce the Judgment, or to perfect any lien rights with respect to the Judgment, unless and until QuadraMed breaches this Settlement Agreement and, thereafter, fails to cure said breach within ten (10) business days following receipt of written notice from Durham describing said breach and notifying QuadraMed of its right to cure said breach within ten (10) business days from the date of receipt of said notice. Any and all amounts paid by or on behalf of QuadraMed pursuant to the terms of this Settlement Agreement and/or the Note shall be credited against the Judgment and shall reduce the amount due thereunder on a dollar-for-dollar basis. Upon fulfillment of this Settlement Agreement, Durham shall execute in writing an acknowledgement that the Judgment is satisfied and discharged in full and shall cause the Judgment to be completely released as paid and satisfied in full; provided, however, such satisfaction of the Judgment shall not relieve QuadraMed of its remaining obligations under this Settlement Agreement. Within five (5) business days following the execution of this Settlement Agreement, QuadraMed shall cause any appeal of the Judgment which it may have filed to be withdrawn and dismissed with prejudice and shall thereafter furnish Durham with documentary evidence showing that the appeal has been so withdrawn and dismissed with prejudice. In the event that QuadraMed fails or otherwise refuses to so withdraw and dismiss the appeal as required by the preceding sentence, Durham shall have the right to take whatever action it deems necessary and appropriate to obtain the dismissal with prejudice of the appeal, and QuadraMed shall consent to the dismissal with prejudice of the appeal, and QuadraMed shall also be required to reimburse Durham for all of his costs, expenses and attorneys’ fees incurred in connection with obtaining the dismissal with prejudice of the appeal.

6. General.

(a) This Settlement Agreement shall be executed in two (2) counterparts, each of which for all purposes shall be deemed to be the original. The Parties shall exchange each counterpart so that each Party shall have a copy of this Settlement Agreement, which bears the original signatures of all Parties to this Settlement Agreement. In making proof of this Settlement Agreement, it shall not be necessary to produce or account for all counterparts.

(b) In the event of any legal action required to enforce or defend this Settlement Agreement, the prevailing party shall be entitled to an award of reasonable attorney’s fees and legal costs, in addition to other relief.

(c) Except to the extent required by applicable law, rule or regulation (including, without limitation, the regulations of any applicable stock exchange), neither Party nor any of its representatives (including officers, directors, agents or advisors) shall disclose to any person the terms, nature or existence of this Settlement Agreement, including without limitation the Exhibits hereto, without the other Party’s prior written consent and approval, and such consent and approval shall not be unreasonably withheld, delayed or conditioned. The parties hereby agree that each party may disclose this Settlement Agreement, the Settlement Assignment and the Note to his/its outside counsel, to John Hancock Variable Life Insurance Company (and its representatives), and to Sitzmann Morris Lavis, Inc. The Parties hereby agree that they shall discuss and approve the contents of any press release or other public disclosure prior to dissemination, and such approval shall not be unreasonably withheld, delayed or conditioned.

(d) The Parties hereby acknowledge that they have consulted with their respective legal counsel concerning the terms of this Settlement Agreement and that they have executed this Settlement Agreement knowingly and voluntarily, intending to be legally bound thereby. QuadraMed represents that this Settlement Agreement has been presented to its Board of Directors, which has approved this Settlement Agreement, and warrants and represents that the individual executing this Settlement Agreement on QuadraMed’s behalf is duly authorized to do so and to bind QuadraMed to this Settlement Agreement. The representations and warranties set forth in this paragraph are acknowledged as important consideration to Durham for executing this Settlement Agreement.

(e) This Settlement Agreement including the Exhibits hereto contains the entire understanding between the Parties, and there are no other agreements, representations or warranties between the Parties except those expressly set forth or referenced herein.

(f) This Settlement Agreement is governed by and shall be construed under the laws of the State of California, excluding such state’s conflict of law principles.

(g) No agreement or understanding in any way modifying these terms and conditions kind either before or after the execution hereof, shall be binding upon any party unless in writing and signed by all of the parties. This Agreement constitutes the entire agreement between the parties with respect to the subject matter contained herein.

(h) The parties agree that this Agreement shall constitute an amendment to the SDI Agreement and the SDI Assignment to the extent expressly provided herein. If any conflict between the terms and conditions of this Agreement and any other agreement or document (including, without limitation, the SDI Agreement and the SDI Assignment), the terms and conditions of the Agreement shall control.

IN WITNESS WHEREOF, this Settlement Agreement has been duly executed as of the date first written above.

QUADRAMED CORPORATION

	By:	/s/ John C. Wright
Witness	Name:	John C. Wright
	Position:	Chief Financial Officer

	By:	/s/ James D. Durham
	Name:	James D. Durham

Acknowledged and Agreed:	James D. Durham
Irrevocable Trust dated 10/24/96

	By:	/s/ El Roskovensky
Witness	Name:	El Roskovensky
	Position:	Trustee

	By:	/s/ John Hancock
Witness	Name:	John HancockVariable Life Insurance Co

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